Exhibit 10.3

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”), dated March 5, 2021 (the “Effective Date”), by and between Odyssey Group Intl, Inc., a Nevada corporation (the “Company”) and LGH Investments, LLC (“LGH”). The Company and LGH are each respectively referred to herein as a “Party” and collectively as “the Parties.”

WHEREAS, the Parties entered into that certain Securities Purchase Agreement dated December 11, 2020 pursuant to which the Company issued LGH a promissory note in the principal amount of $165,000 (the “Note”); and

WHEREAS, the Parties desire to fully and finally settle all claims between them with respect to the Note.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is stipulated and agreed, by and among the undersigned, that any claims arising from any amounts owed by the Company to LGH pursuant to the Note (the “Settled Claims”) are fully and finally settled upon the following terms and conditions:

Section 1. The Company shall issue to LGH 594,000 shares of its Common Stock (the “Shares”) with the understanding that the shares will tack back to the date of funding, and $89,100.00 in immediately available funds.

Section 2. The Company previously sent payment of $178,200.00 to LGH. Upon receipt of the Shares in book-entry in the account of LGH, LGH shall promptly remit back to the Company $89,100.00 in immediately available funds.

Section 3. Release by LGH. Upon issuance of the Settlement Shares, and subject to the other conditions in this Agreement, LGH, on his own behalf, and on behalf of his respective past, present or future employees, agents, attorneys, administrators, heirs, executors, trustees, beneficiaries, representatives, successors, assigns, and related business entities (collectively, the “LGH Releasing Parties”), hereby absolutely, unconditionally and irrevocably RELEASE and FOREVER DISCHARGE the Company, its subsidiaries, and each of its respective past, present or future parent entities, divisions, affiliates, subsidiaries, related business entities, shareholders, members, partners, limited partners, directors, managing directors, managers, officers, control persons, employees, agents, attorneys, administrators, representatives, successors and assigns (collectively, the “Company Released Parties”) from any and all claims, actions, causes of action, suits, debts, liabilities, obligations, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands, whether known or unknown, suspected or unsuspected, absolute or contingent, direct or indirect or nominally or beneficially possessed or claimed by any of the LGH Releasing Parties, whether the same be at law, in equity or mixed, which such LGH Releasing Party ever had, now has, or hereafter can, shall or may have against any or all of the Company Released Parties, in respect of or arising from the Settled Claims, (collectively the “LGH Released Claims”); provided, however, that nothing contained in this Agreement shall be construed to prohibit LGH from bringing appropriate proceedings to enforce the obligations of the Company set forth in this Agreement and/or to fulfill its obligations hereunder, none of which are released hereby until LGH’s receipt of the money and Shares (subject to the conditions in Sections 1 and 2).

Section 4. Release by the Company. Upon the execution of this Agreement, the Company, on its own behalf, and on behalf of its respective past, present or future parent entities, divisions, affiliates, subsidiaries, related business entities, shareholders, members, partners, limited partners, present and former directors, managing directors, managers, officers, control persons, shareholders, employees, agents, attorneys, administrators, heirs, executors, trustees, beneficiaries, representatives, successors and assigns (collectively, the “Company Releasing Parties”), hereby absolutely, unconditionally and irrevocably RELEASE and FOREVER DISCHARGE each of LGH and each of his respective past, present or future employees, agents, attorneys, administrators, heirs, executors, trustees, beneficiaries, representatives, successors, assigns, and related business entities (collectively, the “LGH Released Parties”) from any and all claims, actions, causes of action, suits, debts, liabilities, obligations, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands, whether known or unknown, suspected or unsuspected, absolute or contingent, direct or indirect or nominally or beneficially possessed or claimed by any of the Company Releasing Parties, whether the same be at law, in equity or mixed, which such Company Releasing Party ever had, now has, or hereafter can, shall or may have against any or all of the LGH Released Parties, in respect of or arising from the Settled Claims, (collectively, the “Company Released Claims”); provided, however, that nothing contained in this Agreement shall be construed to prohibit the Company from bringing appropriate proceedings to enforce the obligations of LGH hereunder.

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Section 5. Power, Authority and Capacity. Each Party represents and warrants to the other Party that it has the power, authority and capacity to enter into this Agreement.

Section 6. Preparation of Agreement. Each Party represents to the other that its counsel has negotiated and participated in the drafting of, and are legally authorized to negotiate and draft, this Agreement. Each Party to this Agreement acknowledges that this Agreement was drafted jointly by the Parties hereto and each Party has contributed substantially and materially to the preparation of this Agreement. The Agreement shall be construed as having been made and entered into as the result of arms-length negotiations, entered into freely and without coercion or duress, between parties of equal bargaining power. The language in this Agreement and any documents executed in connection therewith shall be interpreted as to its fair meaning and not strictly for or against any Party.

Section 7. No Assignment of Released Claims. Each Releasing Party represents and warrants to the Released Parties that there has been no assignment or other transfer of any interest in any Released Claim.

Section 8. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part of degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 9. Amendment; Governing Law. This Agreement may not be amended, modified or supplemented except in a writing signed by the Parties. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to principles of conflicts of law.

Section 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11. Waiver. No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

Section 12. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all Parties hereto. No Party has relied on any representations not contained within or referred to in this Agreement and the documents delivered herewith.

Section 13. Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

Section 14. Execution by Facsimile or PDF. This Agreement may be executed by facsimile or portable document format, which shall have the same effect and force as an original signature.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

Odyssey Group Intl, Inc.

By: //Joseph Michael Redmond//

Name: Joseph Michael Redmond

Title: Chief Executive Officer

LGH Investments, LLC

By: //Lucas Hoppel//

Name: Lucas Hoppel

Title: Manager

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